Exhibit 99.1
Illumina Announces Preliminary Financial Results for Fourth Quarter 2010
Company Provides Guidance for 2011
SAN DIEGO — BusinessWire — January 11, 2011 — Illumina, Inc. (NASDAQ:ILMN) today announced preliminary revenue for the fourth quarter of 2010 of approximately $260 million. This implies fiscal year 2010 revenue of approximately $901 million or annual growth of 35%. The company also announced preliminary non-GAAP earnings per share for the fourth quarter and fiscal year 2010 between $0.28 and $0.29 and $1.05 and $1.06, respectively. It should be noted that revenue and non-GAAP earnings per share estimates are preliminary and remain subject to the company’s final review and audit by the company’s independent registered accounting firm.
Today the company also offered the following guidance for fiscal year 2011:
We expect revenue growth for the full year 2011 of approximately 20% from anticipated 2010 revenue of $901 million and non-GAAP earnings per share to grow more than 30% from anticipated 2010 non-GAAP earnings per share between $1.05 and $1.06. We expect gross margin to improve over the course of the year to approximately 70% for the full year. We expect pre-tax full year stock compensation expense of approximately $101 million. We expect full-year weighted-average diluted shares outstanding for the measurement of pro forma amounts to be approximately 145 million.
The non-GAAP financial guidance discussed above excludes the following items:
•	charges associated with the move of the company’s corporate headquarters including a non-cash charge related to a cease-use loss to account for the remaining lease payments on the company’s current headquarters reduced by estimated sublease proceeds and anticipated double rent expense incurred during the transition to the new facility;

•	incremental interest expense associated with the company’s convertible debt instruments that may be settled in cash;

•	double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay;

•	amortization expense related to intangible assets;

•	contingent compensation expense and an accrual of in-process research and development
(see table which reconciles these non-GAAP financial measures to the related GAAP measures).
Statement Regarding Use of Non-GAAP Financial Measures
The company reports non-GAAP results for diluted net income per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The company’s financial results under GAAP include substantial non-cash and other charges related to a cease-use loss to account for the remaining lease payments on the company’s current headquarters reduced by estimated sublease proceeds, incremental interest expense associated with the company’s convertible debt instruments that may be settled in cash, a gain on the acquisition of an investee accounted for using the cost method of accounting prior to acquisition, amortization expense related to intangible assets, anticipated double rent expense incurred during the transition to the company’s new headquarters, in-process research and development and contingent compensation expense related to the acquisition of Avantome, Inc., and acquisition expense. Per share amounts also include the double dilution associated with the accounting treatment of the company’s convertible debt outstanding and the corresponding call option overlay. Management believes that presentation of operating results that excludes these charges provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of Forward Looking Statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to develop and commercialize further our BeadArray™, VeraCode®, and Solexa® technologies and to deploy new sequencing, gene expression, and genotyping products and applications for our technology platforms, (ii) our ability to manufacture robust instrumentation and reagents technology, and (iii) reductions in the funding levels to our primary customers, including as a result of the timing and amount of funding provided by the American Recovery and Reinvestment Act of 2009, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
About Illumina
Illumina (www.illumina.com) is a leading developer, manufacturer, and marketer of life science tools and integrated systems for large-scale analysis of genetic variation and function. We provide innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA and protein. We also provide tools and services that are fueling advances in consumer genomics and diagnostics. Our technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare.
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CONTACT:

Investors:	Peter J. Fromen	Media:	Wilson Grabill
	Senior Director		Senior Manager
	Investor Relations		Public Relations

	858-202-4507		858-882-6822

	pfromen@illumina.com		wgrabill@illumina.com

Illumina, Inc.
Reconciliation Between Preliminary GAAP and Non-GAAP Diluted Net Income Per Share
(unaudited)

	Three Months Ended	Year Ended
	January 2,	January 2,
	2011	2011

Non-GAAP	$0.28 - $0.29	$1.05 - $1.06

Non-cash interest expense (a)	($0.02)	($0.09)

Pro forma impact of weighted average shares (b)	($0.02)	($0.06)

Amortization of intangible assets	($0.01)	($0.04)

Other non-GAAP adjustments (c)	($0.01)	($0.02)

GAAP	$0.22 - $0.23	$0.84 - $0.85

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Pro forma impact of weighted average shares represents the estimated impact of double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.
(c) Other non-GAAP adjustments reflect the estimated impact on diluted net income per share from contingent compensation expense and the accrual of in-process research and development, the gain on acquisition, and acquisition related expense.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
The financial guidance provided below assumes an estimated non-GAAP diluted net income per share of $1.40 and is based on information available as of January 11, 2011. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company’s Form 10-K for the fiscal year ended January 3, 2010, the company’s Form 10-Q for the fiscal quarters ended April 4, 2010, July 4, 2010 and October 3, 2010 and the company’s Form 10-K for the fiscal year ended January 2, 2011 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Diluted net income per
share

Fiscal Year 2011

Non-GAAP	$1.40

Cease-use loss (a)	($0.16)

Non-cash interest expense (b)	($0.09)

Pro forma impact of weighted average shares (c)	($0.06)

Amortization of intangible assets	($0.04)

Other non-GAAP adjustments (d)	($0.04)

GAAP	$1.01

(a) Under the terms of a lease agreement executed by the company in Q4 2010, the company’s headquarters will move to a new location during the second half of 2011. Cease-use loss reflects a non-cash charge to account for the remaining lease payments on the company’s current headquarters reduced by estimated sublease proceeds.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Pro forma impact of weighted average shares represents the estimated impact of double dilution associated with the accounting treatment of the company’s outstanding convertible debt and the corresponding call option overlay.
(d) Other non-GAAP adjustments reflect the estimated impact on diluted net income per share for fiscal year 2011 from the amortization of intangible assets, double rent expense during the period of transition to the company’s new headquarters, compensation expense for the contingent consideration due to stockholders of Avantome, Inc., acquired in-process research and development and the adjustment to the number of diluted shares due to the double dilution associated with the accounting treatment of the company’s convertible debt outstanding and the corresponding call option overlay.